EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report on Form 10-K of The Wet Seal, Inc. for the year ended January 29, 2011, I, Susan P. McGalla, chief executive officer of The Wet Seal, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. This Form 10-K for the year ended January 29, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this Form 10-K for the period ended January 29, 2011, fairly presents, in all material respects, the financial condition and results of operations of The Wet Seal, Inc.

Date: March 30, 2011

/s/ SUSAN P. MCGALLA
Susan P. McGalla
Chief Executive Officer
(Principal Executive Officer)